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                                                                 Exhibit 99(b)


                           SHARE PURCHASE AGREEMENT


                 This Agreement is made this 18th day of June, 1996,

A M O N G:

                          1176749 ONTARIO INC.

                          (hereinafter referred to as "1176749")

                                                               OF THE FIRST PART

                                     - and -

                          MARA DUNLAP

                          (hereinafter referred to as "Mara")

                                                              OF THE SECOND PART

                                     - and -

                          DIRECT STEEL INC.

                          (hereinafter referred to as "Direct")

                                                               OF THE THIRD PART


                 WHEREAS 1176749 is the holder of 25 Class C Shares in the capital of Direct;

                 AND WHEREAS Direct is the result of an amalgamation between Direct Steel Inc. and 955404 Ontario Inc.;

                 AND WHEREAS Mara is the sole shareholder of 1176749;

                 AND WHEREAS Mara, 1176749 and Direct have reached an agreement whereby Direct will purchase the 25 Class C Shares in the capital of Direct held by 1176749 for cancellation for an amount of $683,000;

                 NOW THEREFORE, in consideration of the payment of $633,000 by Direct to 1176749 and of the payment of $1.00 to Mara and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereto agree as follows:



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 1.       Subject to the terms and conditions hereof, 1176749 hereby sells, assigns, transfers and sets over unto Direct all of 1176749's right, title and interest in and to 25 Class C Shares in the capital of Direct together with the full benefit of all powers, covenants and provisions related to the ownership of such Class C Shares including, without limitation, 1176749's right and title and interest to the Class C Shares.

 2. 1176749 and Mara hereby represent and warrant to Direct and acknowledge that Direct is relying on such representations and warranties in purchasing the Class C Shares of Direct as follows:

          a. No person has any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or acquisition from 1176749 or Mara of the Class C Shares of Direct;

          b. The sale of the Class C Shares of Direct as provided in this Agreement will not violate, contravene, breach or result in any default under any indenture, mortgage, lease, agreement, instrument, statute, regulation, order, judgment or decree to which 1176749 or Mara is a party or by which 1176749 and Mara are bound or affected;

          c. 1176749 is the beneficial owner and the holder of record of the Class C Shares of Direct with good and marketable title thereto free and clear of any claims, liens, or encumbrances of any nature whatsoever and has the exclusive right and full power to sell, assign, transfer and deliver the Class C Shares of Direct to Direct; and

          d.        1176749 is not a non-resident of Canada for purposes of
                    section 116 of the Income Tax Act (Canada).

 3. DOCUMENTS - 1176749 and Mara shall provide all documents, instruments or other evidence as Direct shall reasonably request in order to establish the consummation of the transactions contemplated hereby.



 4. GOVERNING LAW - This Agreement shall be a continuing agreement in every respect and shall be governed by and construed in accordance with the laws of the province of Ontario and the laws of Canada applicable therein.

 5. FURTHER ASSURANCES - Each of 1176749 and Mara agree that at the reasonable request of Direct each shall do all further acts and things and execute and deliver or cause to be executed and delivered such further instruments, documents, matters, papers and assurances as are reasonably necessary or desirable to effect the transactions contemplated herein.

 6. SUCCESSORS - This Agreement shall enure to the benefit and be binding upon the parties hereto and their respective heirs, executors,




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          administrators, successors and assigns.

 7. COUNTERPARTS - This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

 8. AMENDMENT AND WAIVERS - This Agreement may not be amended or modified in any respect, except by written instrument executed by the parties hereto. No waiver by any party of any condition, in whole or in part, shall operate as a waiver of any other condition. All waivers must be in writing.


          IN WITNESS WHEREOF the parties hereto have duly executed this Agreement on the day, month and year first written above.

                                      1176749 ONTARIO INC.

                                      Per:  /s/ Mara Dunlap
                                          -------------------------------------
                                                              Mara Dunlap


                                            /s/ Mara Dunlap
                                      -----------------------------------------
                                      MARA DUNLAP


                                      DIRECT STEEL INC.

                                      Per:  /s/ John Butcher
                                      -----------------------------------------
                                                              John Butcher



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